Exhibit 99.1

Daxor Corporation Announces Pricing of $7.0 Million Registered Direct Offering

NEW YORK, July 20, 2020 (GLOBE NEWSWIRE) — Daxor Corporation (NYSE American: DXR) (“Daxor” or the “Company”), an investment company with innovative medical instrumentation and biotechnology operations focused on blood volume measurement, today announced that it has entered into definitive agreements with several institutional investors for the purchase in a registered direct offering of 125,000 shares of its common stock from the Company, and 225,000 shares of its common stock from the Estate of Joseph Feldschuh, at a purchase price of $20.00 per share, for aggregate gross proceeds of $7.0 million. The Company intends to use $2.5 million of the gross proceeds for working capital and other general corporate purposes for the Company. $4.5 million of the gross proceeds would be received by the Estate of Joseph Feldschuh.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The offering is expected to close on or about July 22, 2020, subject to the satisfaction or waiver of customary closing conditions.

This offering is being made pursuant to an effective shelf registration statement on Form N-2 (No. 333-224509) previously filed with the Securities and Exchange Commission (SEC) and declared effective. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by telephone at (646) 975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Daxor Corporation

Daxor Corporation (DXR) is an innovative medical instrumentation and biotechnology company focused on blood volume measurement. We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. The BVA technology has the potential to improve hospital performance metrics in a broad range of surgical and medical conditions including heart failure and critical care by better informing treatment strategies, resulting in significantly better patient outcomes. Our mission is to partner with clinicians to incorporate BVA technology into standard clinical practice and improve the quality of life for patients. For more information please visit our website at https://www.daxor.com

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our ability to complete the offering and our intended use of proceeds. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact: Bret Shapiro Sr. Managing Partner, CORE IR 516-222 -2560 brets@coreir.com